EXHIBIT 5.1

                                 BRYAN CAVE LLP
                                 245 Park Avenue
                             New York, NY 10167-0034
                                 (212) 692-1800
                            Facsimile: (212) 692-1900

                                    March 13, 2001

Board of Directors
Ikon Ventures, Inc.
Suite 305, Collier House
163/169 Brompton Road
London SW3 1PY
England

Ladies and Gentlemen:

                  This refers to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") of Ikon Ventures, Inc. (the "Company") relating to 5,000,000 shares of common stock, $.001 par value (the "Shares") to be offered in accordance with the Company's 2001 Employee Stock Compensation Plan (the "Plan").

                  We have examined originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we deemed necessary for the purposes of the opinion expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. We have also assumed the due authorization, execution and delivery of all documents.

                  On the basis of the foregoing, we are of the opinion that when the Registration Statement shall have become effective under the Securities Act, and the Shares have been issued in accordance with the terms of the Plan, then the Shares will be legally issued, fully paid and non-assessable.

                 We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                               Very truly yours,



                                                BRYAN CAVE LLP